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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 9, 2000
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                               NOBLE ONIE, INC.
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            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         Nevada                      0-26141                   88-0350154
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(State or other jurisdiction       (Commission               (IRS Employer
      of incorporation)            File Number)           Identification No.)

          18952 MACARTHUR AVENUE, SUITE 315, IRVINE, CALIFORNIA 92612
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      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

Registrant's telephone number, including area code:  (949) 261-2101
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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Item 1.  Changes in Control of Registrant.

     Not applicable.

Item 2.  Acquisition or Disposition of Assets.

     On March 9, 2000, the Registrant acquired AISCO Holdings, Ltd. ("AISCO"), an Illinois corporation. Pursuant to a Securities Purchase Agreement entered into on March 9, 2000 between the Registrant and the holders of the outstanding voting securities of AISCO, the Registrant issued 818,089.50 shares of its common stock, $.001 par value per share ("Common Stock") in exchange for all of the outstanding voting securities of AISCO. The shares of Common Stock shall be issued to the shareholders of AISCO on a one-for two basis whereby each AISCO shareholder shall receive one share of Common Stock for every two shares of AISCO securities. AISCO, is a full-service financial services firm headquartered in East Peoria, Illinois.

Item 3.  Bankruptcy or Receivership.

     Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

     Not applicable.

Item 5.  Other Events.

     Not applicable.

Item 6.  Resignations of Registrant's Directors.

     Not applicable.

Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements.
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             Registrant intends to file the required financial statements by way of an amendment to this Form 8-K within 60 days of the date of filing of this Report.

     (b)  Exhibits.
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             10.1  Securities Purchase Agreement and Plan of Reorganization
dated March 9, 2000 between the Registrant and the Shareholders of AISCO Holdings, Ltd.

Item 8.  Change in Fiscal Year.

     Not applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

     Not applicable.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NOBLE ONIE, INC.
                                             (Registrant)

Date: March 23, 2000                         By:  /s/ Darrell T. Uselton
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                                                  Darrell T. Uselton, President

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